POWER OF ATTORNEY

   Know all by these presents, that the undersigned hereby constitutes and appoints each of William B. Yarmuth, and C. Steven Guenthner, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Almost Family, Inc. (the
      Company), Forms 3, 4, and 5 in accordance with Section 16(a) of the
      Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file  such  form with the United States Securities and Exchange
Commission
      and any stock exchange or similar authority; and

(3)   take  any  other  action  of  any  type  whatsoever in connection with the
      foregoing  which,  in  the  opinion  of  such  attorney-in-fact, may be of
      benefit  to,  in  the  best  interest  of,  or  legally  required by, the
      undersigned,  it  being  understood  that  the  documents executed by such
      attorney-in-fact  on  behalf  of the undersigned pursuant to this
Power of
      Attorney shall be in such form and shall contain such terms and conditions
      as   such   attorney-in-fact   may   approve  in  such  attorney-
in-fact's
      discretion.

   The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

   This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd, November, 2017.

                                                /s/ Cliff Holtz
                                                ----------------------
                                                Cliff Holtz